ULTIMATE SECURITY SYSTEMS CORPORATION


                                     Bylaws

                             Article I: Stockholders

SECTION 1.1. ANNUAL MEETING. There shall be an annual meeting of the stockholders of ULTIMATE SECURITY SYSTEMS CORPORATION (the "Corporation") on the second Tuesday in May of each year at 10:00 a.m. local time, or at such other date or time as shall be designated from time to time by the board of directors of the Corporation (the "Board of Director.") and stated in the notice of the meeting, for the election of directors and for the of such other business as may come before the meeting.

SECTION 1.2. SPECIAL MEETINGS. A special meeting of the stockholders of the Corporation may be called at anytime the written resolution or other request of a majority of the members of the Board of Directors. Such written resolution or request shall specify, the purpose or purposes for which such meeting shall be called.

SECTION 1.3. NOTICE OF MEETINGS. Written notice of each meeting of stockholders, whether annual or special, stating the date, hour and place thereof, shall be served either personally or by mail, not less then ten nor more than sixty days before the meeting, upon each stockholder of record entitled to vote at such meeting and upon any other stockholder to whom the giving of notice of such a meeting may be required by law. Notice of a special Meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that such notice is being issued by or at the direction Of the Board of Directors. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their stock pursuant to the General Corporation Law of the State of Nevada, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to be delivered when deposited in the United States mail or with any private express mail service postage or delivery fee prepaid, and shall be directed to each such stockholder at its address as it appears on the records of the Corporation, unless such stockholder shall have previously filed with the secretary of the Corporation a written request that notices such stockholders be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

SECTION 1.4. PLACE OF MEETING. The Board of Directors may designate any place, either in the 5tate of Nevada or outside the State of Nevada, as the place a stockholder meeting shall be held for any annual meeting or any special meeting called by the Board of Directors. If no designation is made, the place of such meeting shall be the principal office of the Corporation.

SECTION 1.5. FIXING DATE OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date which:
(a) shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be less than ten nor more than sixty days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders




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                     BYLAWS OF ULTIMATE SECURITY CORPORATION
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entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date which: (a) shall not precede the date upon which the resolution fixing the record date is adopted, and (b) shall be not more than sixty days prior to such action. If no record date is fixed the Board of Directors, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 1.6. INSPECTORS. At each meeting of the stockholders, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by one, or more inspectors. Such inspectors shall be appointed by the Board of Directors before or at such meeting or, if no such appointment shall have been made, then by the presiding corporate officer at the meeting. If for any reason any of the inspectors previously appointed shall fail to attend the meeting or shall refuse or be unable to serve, inspectors in place of any inspectors so failing to attend or refusing or being unable to serve shall be appointed in like manner.

SECTION 1.7. QUORUM. At any meeting of the stockholders, the holders of one-third of the outstanding shares of each class and series, if any, of the capital stock of the Corporation present in person Or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, in which case, the representation of the number so required shall constitute a quorum.




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If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed in accordance with these Bylaws for an annual or special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until the requisite holders of the amount of stock necessary to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted. at the meeting as originally notified.

SECTION I.8. BUSINESS. The chairman, if any, of the Board of Directors, the president of the Corporation or, in his absence the vice-chairman. if any, of the Board of Directors or an executive vice-president of the Corporation, inn the order named, shall call meetings of the stockholders to


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                     Bylaws of ULTIMATE SECURITY CORPORATION
                            (as adopted May 10, 1997)

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order and shall act as the chairman of such meeting; provided, however that the
Board of Directors or the executive committee, if any, may appoint any stockholder to act as the chairman of any meeting in the absence of the chairman of the Board of Directors. The secretary of the Corporation shall act as secretary at all the meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the presiding corporate officer may appoint any person to act as the secretary of the meeting,

SECTION 1.9. STOCKHOLDER PROPOSALS. No proposal by a stockholder shall be presented for vote at an annual meeting of 'stockholders unless such stockholder shall, not Later than the close of business on the last business day of the month of January, provide the Board of Directors or the secretary of the Corporation with written notice of its intention to present a proposal for action at the forth coming meeting of stockholders. No proposal by a stockholder shall be presented for vote at a special meeting of stockholders unless such stockholder shall, not later than the close of business on the tenth calendar day following the date on which notice of' such meeting is first given to stockholder provide the Board of directors or the secretary of the Corporation with written notice of its intention to present a proposal for action at the forthcoming special meeting of stockholders. Any such notice shall be given by personal delivery or shall be sent via first class certified mail, return receipt requested, postage prepaid and shall include the name and address of such stockholder, the number of voting securities that such stockholder holds of record and a statement that such stockholders holds beneficially (or if such stockholder of record does not own such shares beneficially, including the executed consent and authorization of the beneficial stockholder), the text of the proposal to be presented for vote at the meeting and a statement in support of the proposal.

Any stockholder who was a stockholder of record on the applicable record date may make any other proposal at an annual or special meeting of stockholders and the same may be discussed and considered; provided however, that unless stated in writing and filed with the Board of Directors or the secretary prior to the date set forth herein above such proposal shall be laid over for action at and adjourned, special, or annual meeting of the stockholders taking place sixty days or more thereafter, at a time place and date to be determined by the Board of Directors. This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors, and committees, but in connection with such reports, no new business proposed by a stockholder, qua stockholder, shall be acted upon at such annual meeting unless stated and filed as herein provided.

Not with standing, any other provision of these Bylaws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes the, proponents thereof have not complied with Sections 13 mid 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder; nor shall the Corporation be required to include any stockholder proposal not required to be included in its proxy materials to stockholders in accordance with any such section, rule or regulation.


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                     BYLAWS OF ULTIMATE SECURITY CORPORATION
                            (as adopted May 10, 1997)

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SECTION 1.10. VOTING; PROXIES. At all meetings of stockholders, a stockholder entitled to vote may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact, Such proxy shall be filed with the secretary of the Corporation at or before the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 1.11. VOTING BY BALLOT. The votes for directors, and upon the demand of any stockholder or when required by law, the votes upon any question before the meeting, shall be by ballot.

SECTION 1.12. VOTING LISTS. The corporate officer who has, charged of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing, the address of each stockholder and the number of shares of stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city in which such meeting is to be held, which place, shall be specified in the notice of the meeting, or if not so specified, at the place where such meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.



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SECTION 1.13. Voting of Stock of Certain Holders. Shares of capital stock of the
Corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

Shares of capital stock of the Corporation standing in the name of a deceased person, a minor ward or an incompetent person may be voted by such person's administrator, executor, court-appointed guardian or conservator, either in person or by proxy, without a transfer of such stock into the name of such administrator, executor, court-appointed guardian or conservator.

Shares of capital stock of the Corporation standing in the name of the trustee may be voted by such trustee, either in person or by proxy. Shares of capital stock of the Corporation standing in the name of a receiver may be voted by such receiver, either in person or by proxy, and stock held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in any appropriate order of the court by which such receiver was appointed.


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                     BYLAWS OF ULTIMATE SECURITY CORP0RATION
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A stockholder whose stock is pledged shall be entitled to vote such stock, either in person or by proxy, until the stock has been transferred into the name of the pledgee; thereafter, the pledgee shall be entitled to vote, either in person or by proxy, the stock so transferred.

Shares of its own capital stock belonging to the Corporation shall not be voted, directly or indirectly at any meeting and shall not be counted in determining the total number of 'outstanding shares of capital stock at any given time; however, shares of the Corporation's own capital stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of shares of outstanding capital stock at any given time.

SECTION 1.14. PROHIBITION AGAINST STOCKHOLDER ACTION BY CONSENT. Effective January 1, 1998, the stockholders of the Corporation may only take action by vote at an annual or special meeting of the stockholders. The stockholders of the Corporation may not take any action by consent (written or otherwise) in lieu of taking action at an annual or special meeting of stockholders.



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                         ARTICLE II: BOARD OF DIRECTORS


SECTION 2.1. NUMBER AND TERM OF OFFICE. The business and the property of the Corporation shall be managed and (controlled by the Board of Directors. The Board of Directors shall consist of no fewer than two directors (one if there is one stockholder) and no more than twelve directors. Within the limits above specified, the number of directors shall be determined by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office. Each director shall hold office for the term for which elected and until his or her successor shall be elected and shall qualify. Directors need not be stockholders.

Section 2.2. Classification. If there shall be more than one director, the directors be classified, in respect solely to the time for which they shall severally hold by dividing them into three classes (two classes if there are only two directors), each such class to be as nearly as possible equal in number of directors to each other class. If there ate three or more directors: (i) the first terra of office of directors of the first class shall expire at the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such date; (ii) the of office of the directors of the second class shall expire on the one year anniversary of the first annual meeting after Their election, and thereafter such tennis shall expire on each three year anniversary of such one year anniversary; and (iii) the term of office of the, directors of the third class shall expire on the two year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such two year anniversary. If there are two directors: (i) the first term of office of Directors of the first class shall expire at the first annual meeting after their election, and thereafter such terms shall expire on each two year anniversary of such date; and (ii) the term of office of the directors of the second class shall expire an the one year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each two
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BYLAWS OF ULTIMATE SECURITY CORPORATION

(as adopted May 10,1997)
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year anniversary of such one year anniversary. If there is one director, the term of office such director shall expire at the first annual meeting after his election. At each succeeding annual meeting, the stockholders of the Corporation shall elect directors for a full term or the remainder thereof, as the, case may be, to succeed those whose terms have expired, Each director shall hold office for the term for which elected and until his Or her successor shall be elected and shall qualify, or until he or she shall resign or be removed as set forth below.


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SECTION 2.3. REMOVAL. Any director, any class of directors or the entire Board of Directors may be removed at any time, with or without cause, but only by the affirmative vote of the holders of two-thirds (2/3) or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

Section 2.4. Vacancies. Vacancies in the
Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by the affirmative vote a majority of the remaining directors then in office, although the same may represent less than a quorum; except that vacancies resulting from removal from office by a vote of the stockholders may be filled by the stockholders at the same meeting at which removed occurs; provided however, that the holders of not less than two-thirds (2/3) of the outstanding shares of each class and series, if any, of the, capital stock of the Corporation entitled to vote upon the election of directors shall vote for each replacement direction, All directors elected to fill vacancies shall hold office for a term expiring at the time at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the terra of an incumbent director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at any time of filling any vacancy or any newt), created directorship, the directors then in office shall constitute less than a majority of the Board of Directors (as constituted immediately prior to any applicable increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares of capital stock, at the time outstanding, taken together as a class, having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

SECTION 2.5. PLACE OF MEETINGS, ETC. The Board of Directors ay hold its meetings, and may have an office and keep the books of the Corporation (except as otherwise may be provided by law), in such place or places in the State of Nevada or outside of the State of Nevada, as the Board of Directors may determine from time to time. Any director may participate telephonically in any meeting of the Board of Directors, and such participation shall be considered to be the same as his physical presence thereat.

SECTION 2.6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held on the day of the annual meeting of stockholders after the adjournment thereof and at such other

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                     BYLAWS OF ULTIMATE SECURITY CORPORATION
                            (as adopted May 10, 1997)

                                     Page 7
times and places as the Board of Directors may fix, No notice shall be required for any such regular meeting of the Board of Directors.

SECTION 2.7. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by direction of the chairman of the Board of Directors, the president of the Corporation, an executive vice-president of the Corporation or two thirds (2/3) of the directors then in office. The secretary of the Corporation shall give notice of each special meeting, stating the date, hour and place then of by delivering the same personally or by mail, at least five days before such meeting, to each director; however, such notice may be waived by any director. If mailed, notice shall be deemed to be delivered when deposited in the Unites States mail or with any private express document delivery service, postage or delivery fee prepaid. Unless otherwise indicated in the notice thereof any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

SECTION 2.8. QUORUM; ACTIONS BY BOARD. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business; however, if at any meeting of the Board of Directors there be less than quorum present, a majority of those present may adjourn the meeting adjourn the meeting from time to time. At any meeting of the Board of Directors at which a quorum is present, action may be taken by the affirmative vote of at least a majority of the members of the Board of Directors in attendance at such meeting, unless other wise set forth herein.


SECTION 2.9. BUSINESS. Business shall be transacted at meetings of the Board of Directors in such Order as; the Board of Directors may determine. At all meetings of the Board of Directors, the chairman, if any, of the Board of Directors, the president of the Corporation, or in his absence the vice-chairman, if any, of the Board of' Directors, or an executive vice-president of the Corporation, in the order named, shall preside.


SECTION 2.10, CONTRACTS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one Or more of the Corporation's directors or officers have a financial interest or are directors or officers, shall be void or voidable solely for this reason or solely because such director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes such contract or transaction or solely because his or their votes are counted for such purpose, if:

(A) The material facts relating to such officer's or director's relationship or interest and relating to the contract or transaction are disclosed or are known to the Board of Directors or committee thereof, and the Board of Directors or committee thereof, and the Board of Directors or committee thereof in good faith authorizes the contract or transaction by the affirmative vote of a majority of the although the disinterested directors may represent less than a quorum; or


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                     BYLAWS OF ULTIMATE SECURITY CORPORATION
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(B) The material facts relating to such officer's Or director's relationship or interest and relating to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved, in good faith by vote of' the stockholders; or

(C) The contract or transaction is fair with respect to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.

For purposes of the foregoing provisions, interested directors may be counted in determining the presence of a quorum at, a meeting of the Board of Directors or of a Committee thereof which authorizes such a contract or transaction.

SECTION 2.11. COMPENSATION OF DIRECTORS. Each director of the Corporation who is not a salaried officer or employee of the Corporation or of a subsidiary of the Corporation shall receive such allowances for as a director and such fees for attendance at meetings of the Board of Directors, the executive committee or any other committee appointed by the Board of Directors as the Board of Directors may from time to time determine.

SECTION 2.12. ELECTION OF OFFICERS AND COMMITTEES. At the first repair meeting, of the Board of 'Directors in each year (at which a quorum shall be present) held next after the annual meeting of stockholders, the Board of Directors shall elect the principal) officers of the Corporation and members of the executive committee, if any, to be elected by the Mud of Directors under the provisions of
Article III and Article IV of these Bylaws. The Board of Directors may designate such other committees with such power and authority (to the extent permitted by the Corporation's Certificate of Incorporation, as in effect, and these Bylaws), as may be provided by resolution of the Board of Directors,

SECTION 2.13. NOMINATION. Subject to the rights of holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stock holder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intention to make such nomination or nominations has been given, either by personal delivery or by United States first class certified mail, postage prepaid, return receipt requested and to the secretary of the Corporation not later than: (a) With respect to an election to be held at an annual meeting of stockholders, the close of business on the last day of the month of January, and
(b) with respect to an election to beheld at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the



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BYLAWS OF ULTIMATE SECURITY CORPORATION
(as adopted May 10., 1997)
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person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholders; (iv) such other information regarding each such nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated by the Board of Directors; and (v) the consent of each such nominee to serve as a director of the Corporation if so elected. The presiding corporate officer at the meeting may refuse to acknowledge the nomination of any person not trade in compliance with the foregoing procedure.

SECTION 2.14 ACTION BY WRITTEN CONSENT. Any action required or, permitted to be taken at any meeting of the Board of Directors, or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing and such writing is filed with the minutes of the proceedings of the Board of Directors or the committee.

SECTION 2.15. PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors or any committee thereof may participate in a regular or special meeting of the Board of Directors or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear one another and such participation shall constitute presence in person at such meeting.

                        ARTICLE III: EXECUTIVE COMMITTEE

SECTION 3.1. NUMBER AND TERM OF OFFICE. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the members of the Board of Directors, create an executive committee and elect die members thereof from among the, directors then in office. The executive committee shall consist of such number of members as may be fixed, from time to time by resolution of the Board of Directors in accordance with and as permitted by applicable law. Those directors who serve as officers of the Corporation, by virtue of their officers, shall be members of the executive committee. Unless otherwise ordered by the Board of Directors, each elected member of the executive committee shall continue to be a member thereof until the expiration of his term of service as a director.


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SECTION 3.2. POWERS. The executive committee may, while the Board of Directors is not in session, exercise, all or airy of the powers of the Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors; provided however, that the executive committee shall not have the power or authority of the Board of Directors with respect to amending

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                    BYLAWS OF ULTIMATE SECURITY CORPOR.ATION
                            (as adopted May 10, 1997)

                                     Page 10

the Corporation's Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property ,and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the Bylaws, declaring a dividend, authorizing the issuance of stock or adopting a certificate of ownership and merger.

SECTION 3.3. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon delivery of not less than five days notice, given in person, by mail, by telegraph or by facsimile (if allowed by law), stating the place, date and hour of the meeting, but such notice may he waived by any member of the executive committee, If mailed, notice shall be deemed to be delivered when deposited in the United States mail or with any private express mail service, postage or delivery fee prepaid. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every member of the executive committee shall be present, in person or by telephone, even though without any notice, my business may be transacted.

SECTION 3.4. PRESIDING OFFICER. At all of the executive committee the chairman of the executive committee, who shall be designated by the Board of Directors from among the members of the committee, shall preside, and the Board of directors shall designate a member of such committee to preside in the absence of the chairman thereof. The Board of Directors may also similarly elect from its members one or more alternate members of the executive committee to serve at the meeting; of such committee in the absence or disqualification of the regular member or members, and, in case more than one alternate is elected, shall designate at the time of election the priorities as between them.




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SECTION 3.5. VACANCIES. The Board of Directors by the affirmative vote of a majority of the members of the Board of Directors then in office, shall fill vacancies in the executive committee by election from the directors.

SECTION 3.6. RULES OF PROCEDURE; QUORUM. All action by the executive committee shall be reported to the Board of Directors at the next succeeding meeting of the Board of Directors after such action has been taken and shall be subject to revision or alteration by the Board of Directors; provided, however, or acts of third parties shall be affected by an such revision or alteration. The executive committee shall fix its own rules of procedure, mid shall meet where and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority of the total number of members of the executive committee shall be necessary to constitute a quorum. In every case the affirmative vote of a majority of all the members of the executive committee present at the meeting shall be necessary for the adoption of any resolution.

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                                     Page 11
                              Article IV. Officers

SECTION 4.1. NUMBER AND TERM OF OFFICE. The officers of the Corporation shall be a president, a chief executive officer, one or more vice-presidents, a secretary, a treasurer, and such other officers as may be elected or appointed from time to time by the Board of Directors, including such additional vice-presidents with such designations, if any, as may be determined by the Board of Directors and such assistant secretaries and assistant treasurers as may be determined by the Board of Directors. In addition, the Board of Directors may elect a chairman thereof and may also elect a vice-chairman as officers of the Corporation (each of whom shall be a director). Any two or more offices may be held by the same person, except that the offices of president and secretary may not be held by the same person. In its discretion, the Board of Directors may leave unfilled an), office except those of president, treasurer and secretary.

The officers of the Corporation shall be elected or appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. Each officer shall hold office until his or her successor shall have been duly elected or appointed, until his or her death or until he or she shall resign or shall have been removed by the Board of Directors.

SECTION 4.2. VACANCIES. Vacancies or new offices may be filled at any time by the affirmative vote of a majority of the Board of Directors.

Each of the salaried officers of the Corporation shall devote his entire time and energy to the Corporation, unless the is expressly consented to by the Board of Directors or the executive committee, if any.




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SECTION 4.3. REMOVAL. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby.

SECTION 4.4. THE CHAIRMAN OF THE BOARD OF DIRECTORS. The chairman, if any, of the Board of Directors shall preside at all meetings of stockholders and of the Board of Directors and shall have such other authority and perform such other duties as are prescribed by law, by these Bylaws and by the Board of Directors. The Board of Directors may designate the chairman thereof as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these Bylaws and the Board of Directors for the chief executive officer.


SECTION 4.5. THE VICE-CHAIRMAN OF THE BOARD OF DIRECTORS. The vice-chairman if any, of the Board of Directors shall have such authority and perform such other duties as are prescribed by these Bylaws and by the Board of Directors, In the absence or inability to act of the chairman of the Board of Directors and of the president of the Corporation, the vice-chairman shall preside at the

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(as adopted May 10, 1997)

                                     Page 12

meetings of the stockholders and of the Board of Directors and shall have and exercise all of the powers and duties of the chairman of the Board of Directors. The Board of Directors may designate the vice-chairman as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these Bylaws and the Board of Directors for the chief executive officer.

SECTION 4.6. THE PRESIDENT. The president of the Corporation shall have such authority and perform such duties as are prescribed by law, by these Bylaws, by the Board of Directors and by the chief executive officer (if the president is riot the chief executive officer). If there is no chairman of the Board of Directors, or in the chairman's absence or the chairman's inability to not a, the, chairman of the Board of Directors, the president shall preside at all meetings of stockholders and of the Board of Directors. Unless the Board of Director designates the chairman of the Board of Directors or the vice-chairman as chief executive officer, the president shall be the chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these Bylaws and the Board of Directors for the chief executive officer.

SECTION 4.7. THE CHIEF EXECUTIVE OFFICER. Unless the Board of Directors designates the chairman of the Board of Directors or the vice-chairman as chief executive officer, the president shall be the chief executive officer of the Corporation. Subject to the supervision and direction of the Board of Directors, the, chief executive officer of the Corporation shall have general supervision of the business, property and affairs of The Corporation including the power to appoint and discharge agents and employees, and the powers vested in him or her by the Board of Directors, by law or by these Bylaws or which usul1y attach or pertain to such office.




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SECTION 4.8. THE EXECUTIVE VICE-PRESIDENTS. In the absence of the chairman of the Board of Directors, if any, vice-president of the Corporation, and in the event of the inability or refusal of the president of the Corporation to act, the vice-chairman, if any, the Board of Directors, or in the event of the inability or refusal of either of them to act, the executive vice-president of the Corporation (or in the even there is more than one executive vice-president of the Corporation, the executive vice-presidents thereof in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chairman of the Board of Directors, of the president of the Corporation and of the vice-chairman of the Board of Directors, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman of the Board of Directors, the president of the Corporation and the vice-chairman of the Corporation. Any executive vice-president of the Corporation may sign, with the Secretary of the Corporation or an authorized assistant secretary, certificates for stock of the corporation and shall perform such other duties as from time to time may be assigned lo him or her by the chairman of the Board of Directors, the president of the Corporation, the vice-chairman of the Board of Directors the Board of Directors or these Bylaws.

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BYLAWS OF ULTIMATE SEC"U'RITY CORPQRATION
(as adopted May 10, 1997 ))

                                     Page 13

SECTION 4.9. THE VICE-PRESIDENTS. The vice-presidents of the Corporation if any, shall perform such duties as may be assigned to them from time to time by the chairman of the Board of Directors, the president, the vice-chairman the Board of Directors or these Bylaws.

SECTION 4.10. THE TREASURER. Subject to the direction of the chief executive officer of the Corporation and the Board of Directors, the treasurer of the Corporation shall, (a) have charge and custody of all the funds and securities of the Corporation, (b) when necessary or proper, endorse for collection or cause to be endorsed on behalf of the Corporation, checks, nots and other obligations, and cause the deposit of the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors may designate or as the Board of Directors by resolution may authorize; (c) sign all receipts and vouchers for payments made to the Corporation other than routine receipts and vouchers, the signing of which he or she may delegate; (d) sign all checks made by the Corporation (provided, however, that the Board of Directors may authorize and prescribe by resolution the manner in which checks drawn on banks or depositories shall be signed, including the use of facsimile signatures, and the manner in which officers, agents or employees shall be authorized to sign)

(e)unless otherwise provided by resolution of the Board of Directors, sign with an officer-director all bills of exchange and promissory notes of the Corporation, (P) sign with the president or are executive vice-president all certificates representing shares of the capital stock, (g) whenever required by the Board of Directors, render a statement of his or her rash account; (h.) enter regularly full and accurate account of the Corporation in books of the Corporation to be kept by the treasurer for that purpose; (i) exhibit, at all reasonable times, his or her books and accounts to any director of the Corporation upon application at the treasurer's office during regular business hours; and (j) perform all acts incident to the position of treasurer. If required by the Board of Directors, the treasurer of the Corporation shall give a bond for the faithful discharge of his or her duties in such sum as the Board of Directors may require.


SECTION 4.11. THE SECRETARY. The secretary of the Corporation shall: (a) keep the minutes of all meetings of the Board of Directors, the minutes of all meetings of the stockholders and (unless otherwise directed by the Board of Directors) the minutes of all committees, in books provided for that purpose; (b) attend to the giving and Serving of all notices of the Corporation; (c) sign with an officer-director or any other duly authorized person, in the name of the Corporation, all contracts authorized by the Board of Directors Or by the executive committee, and, when so ordered by the Board of Directors or the executive committee, affix the seal of the Corporation thereto;
(d) have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or the executive committee may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at, the secretary's office during regular business hours; and (e) in general, perform all of the duties incident to the office of the secretary, subject to the control of the chief executive officer and the Board of Directors.

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BYLAWS OF ULTIMATE SECURITY CORPORATION
(as adopted May 10, 1997)

                                     Page 14

SECTION 4.12. THE ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant, treasurers of the Corporation shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors may determine. The assistant secretaries of the "Corporation as thereunto authorized by the Board of Directors may sign with the chairman of the Board of Directors, The president of the Corporation, the vice-chairman of the Board of Directors or an executive vice-president of the Corporation, certificates for stock of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or chief executive officer, the Board of Directors, or these Bylaws.

SECTION 4.13. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

SECTION 4.14. VOTING UPON STOCKS. Unless otherwise ordered by the
Board of Directors or by the executive committee, any officer-director or any person or persons appointed in writing by any of them, shall have full power and authority or behalf of the Corporation to attend, to act and to vote at any meetings of stockholders of any Corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership (if such stock, and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may confer like powers upon any other person or persons.


                         ARTICLE V: CONTRACTS AND LOANS

SECTION 5.1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 5.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name less authorized by a resolution of the Board of Directors such authority may be general or confined to specific instances.


              ARTICLE VI. CERTIFICATES FOR STOCK AND THEIR TRANSFER

SECTION 6.1. CERTIFICATES FOR STOCK. Certificates representing shares of capital stock of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the chairman of the Board of Directors, the president of the Corporation, the vice-chairman of the Board of Directors or an executive vice-president of the Corporation and by the

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                     BYLAWS OF ULTIMATE SECURITY CORPORATION
                            (as adopted May 10, 1997)

                                     Page 15
Secretary or an authorized assistant secretary and shall be sealed with the seal of the Corporation. The seal may be a facsimile. If a stock certificate is countersigned: (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate's issued, it may be issued by the Corporation with the same effect as if he, were such officer, transfer agent or registrar, at the date of issue. All certificates for capital stock shall be consecutively numbered or otherwise identified. The name of the person to whom the shares of capital stock represented thereby are issued, with the number of shares of capital stock and date of issue shall be entered on the books of the Corporation.

All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued with the former certificate for a like number of shares of capital stock shall have been surrendered and canceled, except that in the event of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terns and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 6.2. TRANSFERS OF STOCK. Transfers of capital stock of the Corporation shall be made only on the books of the Corporation by the holder of record thereof of or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such capital stock. The person in whose name capital stock stands; on the books of the Corporation shall be deemed to be the owner thereof for all purposes as regards the Corporation.


                            ARTICLE VII. FISCAL YEAR

SECTION 7.1. FISCAL YEAR. The fiscal year of the Corporation shall begin can the first day of January in each year and end on the last day of December in each year.


                               ARTICLE VIII. SEAL

SECTION 8.1 SEAT. The Board of Directors shall approve a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation.


                          ARTICLE IX. WAIVER OF NOTICE

SECTION 9.1. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the General Corporation Law of the State of Nevada, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall

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Bylaws of ULTIMATE SECURITY CORPORATION (as adopted May 10,
1997)
                                     Page 16
be deemed equivalent to the giving of such notice. Attendance of any person at a meeting for which any notice is required to be given under the provisions of these Bylaws, the Certificate of Incorporation or the General Corporation Law of the State of Nevada shall constitute a waiver of notice of such meeting except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any businesses because the meeting is not lawfully called or convened.

                              ARTICLE X: AMENDMENTS

SECTION 10.1. AMENDMENTS. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors by the affirmative vote of at least two-thirds (2/3) of the members of the Board of Directors or by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of each class and series, if any, of capital stock of the Corporation entitled to vote in the election of directors cast at a meeting of the stockholders called for that purpose.


              ARTICLE XI: INDEMNIFICATION AND ADVANCEMENT OF COSTS

SECTION 11.1 INDEMNIFICATION AND ADVANCEMENT OF COSTS. The Corporation shall identify its officers, directors, employees and agents to the fullest extent permitted by the Certificate of Incorporation consistent with General Corporation Law of the State of Nevada, as amended from time to time; and the Corporation may advance costs incurred by officers, directors, employees and agents of the Corporation or another corporation partnership, joint venture, trust or other enterprise, in their defenses of any civil, criminal, administrative or investigative action or proceeding asserted against one or more Of them by reason of the fact of his, her, or their serving or having served in such capacity or capacities at the request of the Corporation and in advance of a final disposition of such action, suit or proceeding to the fullest extent permitted by the Certificate of Incorporation consistent with the General Corporation Law of the State of Nevada, as amended from time To time, provided that the terms and conditions of such advancement of costs is approved by the Board of Directors. Nothing herein is intended to limit the Corporation's authority to indemnify its officers, directors, employees and agents or to advance funds in connection therewith, under the General Corporation Law of the State of Nevada, as amended from time to time.
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